UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2007

SPEEDUS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-27582	13-3853788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Desbrosses Street, Suite 402 New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888)-773-3669

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 19, 2007, Speedus Corp. (the “Company”) received a letter from the Nasdaq Stock Market informing the Company that it will have 180 days, or until December 17, 2007, to regain compliance with Marketplace Rule 4310(c)(4), which requires the Company to maintain a minimum closing bid price of $1.00 per share. For the 30 consecutive business days prior to June 19, 2007, the bid price of the Company’s common stock closed below $1.00 per share. This letter has no effect on the listing of the Company’s common stock at this time.

If at any time before December 17, 2007 the closing bid price of the Company’s common stock is $1.00 or more per share for a minimum of 10 consecutive business days, the Company will have complied with the minimum bid requirement. If the Company is unable to demonstrate compliance with the minimum bid price requirement by December 17, 2007, Nasdaq will notify the Company that its common stock will be delisted from the Nasdaq Stock Market. At that time, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel.

The Company is considering all available options in order to maintain its listing on Nasdaq, including seeking shareholder approval for a reverse stock split.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Press release dated June 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedus Corp.

By: /s/ Thomas M. Finn

Name:  Thomas M. Finn

Title:	Treasurer and Chief Financial Officer

Date: June 22, 2007

EXHIBITS INDEX

EXHIBIT

NUMBER	TITLE OF DOCUMENT
99.1	Press release dated June 22, 2007